Exhibit 1.1

EXECUTION VERSION

Cannae Holdings, Inc.

11,000,000 Shares of Common Stock

Underwriting Agreement

June 10, 2020

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

as Representative of the several Underwriters

Ladies and Gentlemen:

Cannae Holdings, Inc., a Delaware corporation (the “Company”), confirms its agreement with BofA Securities, Inc. (“BofA”) and each of the other Underwriters listed in Schedule 1 hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom BofA is acting as the sole representative (in such capacity, the “Representative”), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of an aggregate of 11,000,000 shares (the “Initial Shares”) and, at the election of the Underwriters, up to 1,650,000 additional shares of common stock, par value $0.0001 per share, of the Company. The aforesaid Initial Shares and all or any part of the 1,650,000 additional shares subject to the option described in Section 2(b) hereof (the “Option Shares”) are hereinafter called, collectively, the “Shares”. The shares of common stock of the Company to be outstanding after giving effect to the sale of the Shares are referred to herein as the “Common Stock.”

The Company hereby confirms its agreement with the Underwriters concerning the purchase and sale of the Shares, as follows:

1.            Registration Statement.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 Registration Statement (File No. 333-235303), including a prospectus relating to the Shares. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each preliminary prospectus included in such registration statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information (the “Pricing Prospectus”), and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Shares. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this underwriting agreement (this “Agreement”) to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the Applicable Time (as defined below), the Company had prepared the following information (the “Pricing Disclosure Package”): a Pricing Prospectus dated June 10, 2020 and the information and/or documents set forth on Annex A hereto.

“Applicable Time” means 7.05 P.M., New York City time, on June 10, 2020.

2.            Purchase of the Shares by the Underwriters.

(a)            Initial Shares. On the basis of the representations and warranties contained herein and subject to the terms and conditions set forth herein, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price of $36.00 per share, the number of Initial Shares set forth in Schedule 1 opposite the name of such Underwriter, plus any additional number of Initial Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial Shares, subject, in each case, to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional shares.

(b)            Option Shares. In addition, on the basis of the representations and warranties contained herein and subject to the terms and conditions set forth herein, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 1,650,000 shares of Common Stock, at the price per share set forth in Section 2(a), less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Shares but not payable on the Option Shares. The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon written notice by the Representative to the Company setting forth the number of Option Shares as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Shares. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representative, but shall not be later than ten full business days after the exercise of said option, nor in any event prior to the Closing Time (as defined below). In the event that the option hereby granted is not exercised prior to the Closing Date (as defined below), any such notice shall be given at least two business days prior to the date and time of delivery specified therein. If the option is exercised as to all or any portion of the Option Shares, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Shares then being purchased which the number of Initial Shares set forth in Schedule 1 opposite the name of such Underwriter bears to the total number of Initial Shares, subject, in each case, to such adjustments as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional shares.

(c)            The Company understands that the Underwriters intend to make a public offering of the Shares as soon after the effectiveness of this Agreement as in the judgment of the Representative is advisable, and initially to offer the Shares on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Shares to or through any of its affiliates.

(d)            Payment for the Initial Shares shall be made by wire transfer in immediately available funds to the account specified by the Company to the Underwriters at the offices of Sullivan & Cromwell LLP at 1888 Century Park East, Suite 2100, Los Angeles, CA 90067 at 9:00 A.M., New York City time, on June 15, 2020, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Company may agree upon in writing. The time and date of such payment for the Initial Shares is referred to herein as the “Closing Date” or the “Closing Time,” as applicable. In addition, in the event that any or all of the Option Shares are purchased by the Underwriters, payment for such Option Shares shall be made at the above mentioned offices, or at such other place as the Representative and the Company may agree upon in writing, on each Date of Delivery as specified in the notice from the Representative to the Company.

(e)            Payment for the Shares shall be made against delivery to the Representative for the account of the Representative of the Shares to be purchased on the applicable date with any transfer taxes payable in connection with the sale of such Shares duly paid by the Company. Delivery of the Shares shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representative shall otherwise instruct. The certificates for the Shares, if any, will be made available for inspection and packaging by the Representative at the office of DTC or its designated custodian not later than 1:00 p.m., New York City time, on the business day prior to the Closing Date.

(f)            The Company acknowledges and agrees that each Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, the Underwriters are not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

3.            Representations and Warranties of the Company.

The Company represents and warrants to the Underwriters that:

(a)            Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with the Underwriters Information (as defined below).

(b)            Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with the Underwriters Information.

(c)            Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than each Underwriter in its capacity as such) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex A hereto, each electronic road show and any other written communications approved in advance by the Representative. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby), does not conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus as of the Applicable Time, and when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with the Underwriters Information.

(d)            Testing-the-Waters Materials. The Company has not engaged in any oral or written communication with potential investors undertaken in reliance on Rule 163B under the Securities Act.

(e)            Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Shares has been initiated or, to the knowledge of the Company, threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, as applicable, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with the Underwriters Information.

(f)            Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Pricing Disclosure Package, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g)            Financial Statements.

(1)            The financial statements (including the related notes thereto) of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included or incorporated by reference in the Registration Statement present fairly in all material respects the information required to be stated therein; and the other financial information included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby; and the pro forma financial information and the related notes thereto, included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, have been prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(2)            To the knowledge of the Company, the financial statements (including the related notes thereto) of Star Parent, L.P. (“Star Parent”) and of Ceridian HCM Holding Inc. (“Ceridian”) included in, or incorporated by reference into, the Registration Statement, the Pricing Disclosure Package and the Prospectus comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, present fairly in all material respects the financial position of Star Parent and Ceridian, as applicable, and their respective consolidated subsidiaries as of the dates indicated and the results of their respective operations and the changes in their respective cash flows for the periods specified, and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included in, or incorporated by reference into, the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly in all material respects the information required to be stated therein.

(h)            No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there has not been any change in the capital stock (other than the issuance of shares of Common Stock, upon exercise of stock options and warrants described as outstanding in, and the grant of options and awards under existing equity incentive plans described in the Registration Statement the Pricing Disclosure Package and the Prospectus) and short-term debt or long-term debt of the Company or any of its subsidiaries (other than immaterial changes in the ordinary course of business), or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity or results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries, nor to the Company’s knowledge, Ceridian or Star Parent (together, the “Material Investees”) has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, either of the Material Investees, has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(i)            Organization and Good Standing. The Company and each of its subsidiaries listed on Schedule 2 to this Agreement have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under this Agreement (a “Material Adverse Effect”). The subsidiaries listed on Schedule 2 to this Agreement (the “Significant Subsidiaries”) are the only significant subsidiaries (as defined in Rule 1-02(w) of Regulation S-X) of the Company.

(j)            Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Pricing Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(k)            Due Authorization. The Company has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.

(l)            Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(m)            Description of the Shares. The Shares conform in all material respects to the description thereof contained in the Registration Statement, Pricing Disclosure Package and the Prospectus.

(n)            Accuracy of Statements in Prospectus. The statements made in the Registration Statement, Pricing Disclosure Package and the Prospectus under the caption “Description of Capital Stock” insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present and summarize, in all material respects, such matters or documents.

(o)            No Violation or Default. Neither the Company nor any of its Significant Subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its Significant Subsidiaries, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(p)            No Conflicts. The execution, delivery and performance by the Company of this Agreement, the sale of the Shares and the consummation by the Company of the transactions contemplated by this Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon, any property or assets of the Company or any of its Significant Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its Significant Subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(q)            No Consents Required. No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement, the sale of the Shares and the consummation by the Company of the transactions contemplated by this Agreement, except (i) as may be required under the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”), (ii) as may be required under the rules and regulations of the New York Stock Exchange in connection with the listing of the Shares and (iii) for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state or foreign securities laws in connection with the purchase and distribution of the Shares by the Underwriters.

(r)            Legal Proceedings. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings (“Actions”) pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect; no such Actions are threatened or, to the knowledge of the Company, contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending Actions that are required under the Securities Act to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(s)            Independent Registered Public Accountants.

(1)            Deloitte & Touche LLP, who have certified certain financial statements of the Company and its subsidiaries (the “Company’s Accountants”) and who have each delivered its report with respect to the Company and its subsidiaries audited consolidated financial statements and schedules included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, are independent registered public accounting firms with respect to the Company and its subsidiaries, within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(2)            To the knowledge of the Company, KPMG LLP, who have certified certain financial statements of Star Parent (the “Star Parent Accountants”), and KPMG LLP, who have certified certain financial statements of Ceridian (the “Ceridian Accountants”), and who have each delivered its report with respect to the applicable audited consolidated financial statements and schedules included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, are independent registered public accounting firms with respect to Star Parent and to Ceridian, respectively, within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(t)            Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title in fee simple (in the case of real property) to, or have valid and marketable rights to lease or otherwise use, all items of real and personal property and assets that are material to the respective businesses of the Company and its subsidiaries, in each case, free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(u)            Title to Intellectual Property. The Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as currently conducted and as proposed to be conducted, and the conduct of their respective businesses will not conflict in any material respect with any such rights of others. The Company and its subsidiaries have not received any written notice of any claim of infringement, misappropriation or conflict with any such rights of others in connection with its patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how, which could reasonably be expected to result in a Material Adverse Effect.

(v)            No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other hand, that is required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the Pricing Disclosure Package.

(w)           Investment Company Act. The Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(x)            Taxes. Other than any taxes the payment of which by the Company or its applicable subsidiary is the subject of a good faith dispute by the Company or its applicable subsidiary, the Company and its subsidiaries have paid all material federal, state, local and foreign taxes and filed all material tax returns required to be paid or filed through the date hereof; and except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(y)            Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has received written notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, except where the failure to pay or file or where such revocation, modification or non-renewal has not and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(z)            No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except as would not have a Material Adverse Effect.

(aa)     Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except for noncompliance that could not reasonably be expected to result in material liability to the Company and its subsidiaries taken as a whole; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption that could reasonably be expected to result in a material liability to the Company and its subsidiaries taken as a whole; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period) and is reasonably expected to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period); (iv) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur that either has resulted, or could reasonably be expected to result, in material liability to the Company and its subsidiaries taken as a whole; (vi) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA); and (vii) there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign regulatory agency with respect to any Plan that could reasonably be expected to result in material liability to the Company and its subsidiaries taken as a whole. None of the following events has occurred or is reasonably likely to occur: (x) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its subsidiaries in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the Company and its subsidiaries’ most recently completed fiscal year; or (y) a material increase in the Company and its subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the Company and its subsidiaries’ most recently completed fiscal year, except in each case with respect to the events or conditions set forth in (i) through (vii) hereof, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(bb)     Disclosure Controls. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that has been designed to comply with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.

(cc)     Accounting Controls. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that have been designed to comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no material weaknesses in the Company’s internal controls over financial reporting. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees of the Company who have a significant role in the Company’s internal controls over financial reporting.

(dd)     eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ee)     Insurance. The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as the Company believes are adequate to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (i) received written notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost that would not result in a Material Adverse Effect from similar insurers as may be necessary to continue its business in all material respects.

(ff)     No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, controlled affiliate or other person acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of any direct or indirect unlawful payment or benefit to any foreign government or quasi-government official or employee, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, the U.K. Bribery Act 2010 or any other anti-bribery or anti-corruption laws applicable to the Company or any of its subsidiaries; or (iv) made or taken an act in furtherance of any bribe, rebate, payoff, influence payment, kickback or other unlawful payment or benefit. The Company and its subsidiaries have instituted and maintain and will continue to maintain policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(gg)     Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(hh)     Compliance with OFAC. None of the Company or any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, controlled affiliate or other person authorized to act on behalf of the Company or any of its subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered by the United States Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject of territory-wide Sanctions, which countries and territories currently are Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”). For the past five years, the Company and its subsidiaries have not knowingly engaged in, and are not now knowingly engaged in, any dealings or transactions with any Person that at the time of the dealing or transaction is or was the subject or target of Sanctions, or in any country or territory, that at the time of the dealing or transaction is or was the subject of territory-wide Sanctions.

(ii)        No Restrictions on Subsidiaries. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no Significant Subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s or such Material Investee’s capital stock, from repaying to the Company any loans or advances to such subsidiary or such Material Investee from the Company or from transferring any of such subsidiary’s or Material Investee’s properties or assets to the Company or any other subsidiary of the Company.

(jj)        No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or the Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(kk)      No Registration Rights. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission.

(ll)       No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(mm)    Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(nn)     Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans, to the extent compliance is required as of the date of the Agreement.

(oo)     Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer” and is a well-known seasoned issuer, in each case as defined in Rule 405 under the Securities Act. The Company will pay the registration fee for this offering within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the Closing Date as defined in Rule 405 under the Securities Act.

(pp)     Cybersecurity; Data Protection. The Company’s and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are reasonably believed by the Company to be adequate in all material respects for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company and its subsidiaries, as applicable, as currently conducted and, to the Company’s knowledge, are free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal IT Data”)) used in connection with the business of the Company and its subsidiaries, as applicable, as currently conducted, and, to the knowledge of the Company, there have been no material breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal IT Data and to the protection of such IT Systems and Personal IT Data from unauthorized use, access, misappropriation or modification, except for such failures as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.            Further Agreements of the Company. The Company covenants and agrees with the Underwriters that:

(a)        Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act; will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; and will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 5:00 P.M., New York City time, on the business day next succeeding the date of this Agreement or for such later time as may be agreed by the Company and the Representative in such quantities as the Underwriters may reasonably request. The Company will pay the registration fee for this offering within the time period required by Rule 456(b)(1) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b)        Delivery of Copies. The Company will deliver, upon request and without charge, (i) to the Underwriters, one signed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to the Underwriters (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and each Issuer Free Writing Prospectus) as the Underwriters may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares, not to exceed nine months, as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by the Underwriters or any dealer.

(c)        Amendments or Supplements, Issuer Free Writing Prospectuses. Before making any offer relating to the Shares by means of any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus whether before or after the time that the Registration Statement becomes effective, the Company will furnish to the Underwriters and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make any offer relating to the Shares by means of any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which any Underwriter reasonably objects in a timely manner.

(d)        Notice to the Underwriters. The Company will advise the Underwriters promptly, and confirm such advice in writing (which may be by electronic mail), (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed or distributed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Pricing Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (viii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or suspending any such qualification of the Shares and, if any such order is issued, to obtain as soon as possible the withdrawal thereof.

(e)        Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will as soon as reasonably practicable notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Underwriters may designate such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented (or any document to be filed with the Commission and incorporated by reference therein) will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with applicable law and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will as soon as reasonably practicable notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Underwriters may designate such amendments or supplements to the Pricing Disclosure Package (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with applicable law.

(f)            Blue Sky Compliance. The Company will cooperate with the Underwriters and counsel for the Underwriters to qualify the Shares for offer and sale under the securities or Blue Sky laws (including insurance securities laws) of such jurisdictions as the Underwriters shall reasonably request in writing and will use its commercially reasonable efforts to continue such qualifications in effect so long as required for distribution of the Shares; provided, that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g)        Earning Statement. The Company will make generally available to its security holders and the Underwriters as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement; provided that the Company will be deemed to have furnished such statement to its security holders to the extent it is filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system.

(h)        Restriction on Sale of Securities. During a period of 60 days from the date of the Prospectus, the Company will not, without the prior written consent of the Representative (which consent may be withheld at the sole discretion of the Representative), (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option, or contract, to purchase, purchase any option, or contract, to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the Securities Act with respect to, any of the foregoing, or publicly announce the intention to enter into any such offer, pledge, sale, contract, option, right, warrant or other transfer or disposition or to file such registration statement, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) any shares of Common Stock delivered to the Underwriters pursuant to this Agreement; (B) any shares of Common Stock issued by the Company upon the conversion, exchange or exercise of securities convertible into or exchangeable or exercisable for Common Stock, which securities are outstanding on the date hereof; (C) the grant of equity incentives pursuant to plans in effect as of the Closing Date; (D) the filing of any registration statement on Form S-8 (or amendment thereto), and (E) the issuance of shares of Common Stock as consideration in acquisitions up to a maximum of 10% of the outstanding Common Stock as of the Closing Date.

(i)         No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Common Stock.

(j)         Reports. Until the third anniversary of the date hereof, so long as the Shares are outstanding, the Company will furnish to the Underwriters, as soon as they are available, copies of all reports or other communications (financial or other) furnished by the Company to holders of the Shares, and copies of any reports and financial statements furnished by the Company to or filed by the Company with the Commission or any national securities exchange or automatic quotation system; provided, the Company will be deemed to have furnished such reports and financial statements to the Underwriters to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system.

(k)         Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

5.            Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a)        It has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex A hereto or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show approved in advance by the Company), or (iii) any free writing prospectus prepared by the Underwriters and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriters Free Writing Prospectus”).

(b)        It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the offering of the Shares unless such terms have previously been included in a free writing prospectus filed with the Commission.

6.            Conditions of Underwriters’ Obligations. The obligation of the Underwriters to purchase the Shares on the Closing Date is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a)         Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act, shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information related to or otherwise affecting the offer and sale of the Shares shall have been complied with to the reasonable satisfaction of the Underwriters.

(b)        Representations and Warranties. The respective representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c)        Lock-up Agreements. At the date of this Agreement, the Underwriters shall have received an agreement substantially in the form of Annex B-1 hereto signed by the persons listed on Annex B-2 hereto, and such agreements shall be in full force and effect.

(d)       No Downgrade. Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded any debt securities or preferred stock of, or guaranteed by, the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities or preferred stock (other than an announcement with positive implications of a possible upgrading).

(e)        No Material Adverse Change. No event or condition of a type described in Section 3(h) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representative is so material and adverse as to make it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(f)         Officer’s Certificate. The Representative shall have received on and as of the Closing Date (x) a certificate of the chief executive officer or chief financial officer of the Company and one additional senior executive officer of the Company who is reasonably satisfactory to the Underwriters on behalf of the Company (i) confirming that such officers have carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officers, the representations set forth in Section 3(b) hereof are true and correct and (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

(g)        Comfort Letters. On the date of this Agreement and on the Closing Date, the Company’s Accountants, the Star Parent Accountants and the Ceridian Accountants shall have furnished to the Underwriters, at the request of the Company, letters, dated the respective delivery dates thereof and addressed to the Representative, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that the letters shall use a “cut-off” date no more than three business days prior to such date.

(h)        Opinion and 10b-5 Statement of Counsels for the Company. Weil, Gotshal & Manges LLP, counsel for the Company, and Michael L. Gravelle, the Executive Vice President, General Counsel and Corporate Secretary for the Company, shall have furnished to the Underwriters, at the request of the Company, their written opinion and, in the case of Weil, Gotshal & Manges LLP, a written 10b-5 statement, dated the Closing Date, and addressed to the Representative, in the form of Annex C-1 and Annex C-2, respectively.

(i)         Opinion and 10b-5 Statement of Counsel for the Underwriters. The Underwriters shall have received on and as of the Closing Date an opinion and 10b-5 statement of Sullivan & Cromwell LLP, counsel for the Underwriters, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(j)         No Legal Impediment to Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the sale of the Shares.

(k)        Good Standing. The Underwriters shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and its Significant Subsidiaries in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Underwriters may reasonably request in which their respective ownership or lease of property or the conduct of their respective businesses requires qualification to do business as a foreign entity, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(l)         Conditions to Purchase of Option Shares. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Shares, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company and any of its subsidiaries hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representative shall have received:

(i)         Officers’ Certificate of the Company. A certificate, dated on and as of such Date of Delivery, of the chief executive officer or chief financial officer of the Company and one additional senior executive officer of the Company who is reasonably satisfactory to the Underwriters on behalf of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 6(f) hereof remains true and correct as of such Date of Delivery.

(ii)            Opinion and 10b-5 Statement of Counsels for the Company. The opinion of Weil, Gotshal & Manges LLP, counsel for the Company, and Michael L. Gravelle, the Executive Vice President, General Counsel and Corporate Secretary for the Company, in form and substance satisfactory to counsel for the Underwriters, dated on and as of such Date of Delivery, relating to the Option Shares to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 6(h) hereof and, in the case of Weil, Gotshal & Manges LLP, a written 10b-5 statement, dated on and as of such Date of Delivery, relating to the Option Shares to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 6(h) hereof.

(iii)            Opinion and 10b-5 Statement of Counsel for Underwriters. The opinion and 10b-5 statement of Sullivan & Cromwell LLP, counsel for the Underwriters, dated on and as of such Date of Delivery, relating to the Option Shares to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 6(j) hereof.

(iv)            Bring-down Comfort Letter. A letter from each of the Company’s Accountants, the Star Parent Accountants and the Ceridian Accountants in form and substance satisfactory to the Representative and dated on and as of such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representative pursuant to Section 6(g) hereof, except that the “specified date” in each letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(m)            Additional Documents. On or prior to the Closing Date, the Company shall have furnished to the Underwriters such further certificates and documents as the Representative may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7.            Indemnification and Contribution.

(a)             Indemnification of the Underwriters by the Company. The Company agrees to indemnify and hold harmless each Underwriter and its respective affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred) that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act or any Pricing Disclosure Package, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Underwriters Information.

(b)            Indemnification of the Company. The Underwriters agree to indemnify and hold harmless the Company, and the directors and officers of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Underwriters furnished to the Company in writing by the Underwriters expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Pricing Disclosure Package, it being understood and agreed upon that the only such information furnished by the Underwriters consists of the following information in the Prospectus furnished on behalf of the Underwriters: the concession figure appearing in the sixth paragraph and the information concerning short selling and purchasing contained in the eleventh and twelfth paragraphs under the caption “Underwriting” (collectively, the “Underwriters Information”).

(c)            Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to paragraph (a), (b), (c) or (d) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a), (b), (c) or (d) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a), (b), (c) or (d) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the reasonable and documented fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable and documented fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for the Underwriters, their affiliates, directors and officers and any control persons of the Underwriters shall be designated in writing by the Underwriters and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel that are subject to reimbursement as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)            Contribution. If the indemnification provided for in paragraphs (a), (b) or (c) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities with respect to which the Indemnified Person is entitled to indemnification thereunder, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Underwriters on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Shares and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Shares. The relative fault of the Company, on the one hand, and the Underwriters on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)            Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (e) above shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other reasonable expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall (i) the Underwriters be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by the Underwriters with respect to the offering of the Shares exceeds the amount of any damages that the Underwriters have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f)            Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8.            Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9.            Termination. This Agreement may be terminated in the absolute discretion of the Underwriters, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange, the Nasdaq Stock Market, the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

10.            Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Shares which it or they are obligated to purchase under this Agreement (the “Defaulted Shares”), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Shares in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

(i)               if the number of Defaulted Shares does not exceed 10% of the number of Shares to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii)              if the number of Defaulted Shares exceeds 10% of the number of Shares to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase, and the Company to sell, the Option Shares to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Shares, as the case may be, either the (i) Representative or (ii) the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the Pricing Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

11.            Payment of Expenses.

(a)            Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the sale, preparation and delivery of the Shares and any taxes payable in connection therewith; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the fees and expenses of the Company’s counsel and the Company’s Accountants, the Star Parent Accountants and the Ceridian Accountants; (iv) the fees and expenses incurred in connection with the registration or qualification of the Shares under the state or foreign securities or blue sky laws (including insurance securities laws) of such jurisdictions as the Underwriters may reasonably request in writing and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters for such Blue Sky Memorandum up to an aggregate of $5,000); (v) the fees and expenses of the registrar and transfer agent for the Shares; (vi) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA (provided that the reimbursement obligation for such fees and expenses of counsel for the Underwriters shall not exceed, in the aggregate, $20,000; and (vii) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; it being understood that except as provided in this Section 11 or Section 9 hereof, the Underwriters will pay all of the travel, lodging and other expenses of the Underwriters or any of their respective employees incurred by it in connection with any “roadshow” presentation to potential investors.

(b)            If (i) this Agreement is terminated pursuant to Section 9 hereof, (ii) the Company for any reason fails to tender the Shares for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Shares for any reason expressly contemplated by this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the reasonable and documented fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

12.            Recognition of the U.S. Special Resolution Regimes.

(a)            In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)            In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 12, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

13.            Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares from the Underwriters shall be deemed to be a successor merely by reason of such purchase.

14.            Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.

15.            Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

16.            Miscellaneous.

(a)            Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to BofA Securities, Inc. at One Bryant Park, New York, New York 10036, attention of Syndicate Department (facsimile: (646) 855 3073), with a copy to: ECM Legal (facsimile: (212) 230-8730). Notices to the Company shall be given to it at Cannae Holdings, Inc., 1701 Village Center Circle, Las Vegas, Nevada 89134, Fax: (702) 243-3251, Attention: General Counsel.

(b)            Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state.

(c)            Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this agreement or the transactions contemplated hereby.

(d)            Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. Counterparts may also be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(e)            Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f)            Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

CANNAE HOLDINGS, INC.

By:	/s/ Michael L. Gravelle
	Name:	Michael L. Gravelle
	Title:	Executive Vice President, General Counsel
and Corporate Secretary

The foregoing Agreement is hereby confirmed and accepted by the undersigned as of the date first above written.

By:	BOFA SECURITIES, INC.

By:	/s/ Warren Fixmer
Name:	Warren Fixmer
Title:	Managing Director

SCHEDULE 1

Underwriter	Number of Shares to be Purchased
BofA Securities, Inc.	8,652,439
Stephens Inc.	2,347,561
Total	11,000,000

SCHEDULE 2

Significant Subsidiaries

Cannae Holdings, LLC

Star Parent, L.P.

The Dun & Bradstreet Corporation

Fidelity Newport Holdings, LLC

ABRH, LLC

O’Charley’s Holdings LLC

O’Charley’s LLC

99 Restaurants Holdings, LLC

99 Restaurants, LLC

Annex A

ADDITIONAL INFORMATION INCLUDED IN PRICING DISCLOSURE PACKAGE

Information

The price per Share to the public.

Documents

None.

A-1-1

Annex B-1

FORM OF LOCK-UP AGREEMENT

LOCK-UP AGREEMENT

June 10, 2020

BofA Securities, Inc.

One Bryant Park

New York, NY 10036

as Representative of the several Underwriters

Re:     Cannae Holdings, Inc.—Public Offering

Dear Sirs:

The undersigned, a stockholder and/or officer and/or director of Cannae Holdings, Inc., a Delaware corporation (the “Company”), understands that you, as the sole representative (the “Representative”) of the several underwriters listed in Schedule 1 to the Underwriting Agreement (as defined below) (collectively, the “Underwriters”), propose to enter into an underwriting agreement (the “Underwriting Agreement”) with the Company, providing for a registered public offering by the Underwriters (the “Public Offering”) of the Common Stock, par value $0.0001 per share, of the Company (the “Common Stock”). In recognition of the benefit that the Public Offering will confer upon the undersigned as a stockholder and/or officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Underwriters that, during the period beginning on the date hereof and ending on the date that is 60 days from the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Representative, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock (collectively, the “Lock-Up Securities”) in excess of 10 percent of the Lock-Up Securities beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) by the undersigned in the aggregate as of the date hereof, or exercise any right with respect to the registration of any of the Lock-up Securities, or file or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended, or publicly announce the intention to enter into any such offer, pledge, sale, contract, option, right, warrant or other transfer or disposition or to exercise such registration right or file such registration statement, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Lock-Up Securities or other securities, in cash or otherwise.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities pursuant to:

(i)	transactions relating to Lock-Up Securities acquired in open market transactions after the completion of the Public Offering if such transactions are not required to be reported with the Securities and Exchange Commission pursuant to Section 16(a) of the Exchange Act other than on a Form 5 if such Form 5 is filed after the expiration of the Lock-up Period;

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(ii)	transfers of Lock-Up Securities pursuant to a bona fide third party tender offer, merger, consolidation, stock exchange or similar transaction that is approved by the Board of Directors of the Company and made to all holders of Common Stock involving a Change of Control (as defined below) of the Company occurring after the consummation of the Public Offering; provided, that if any such tender offer, merger, consolidation, stock exchange or similar transaction is not consummated, such Lock-Up Securities shall remain subject to this agreement;

(iii)	in the case of the sales or transfers of Common Stock to the Company in connection with (1) the “net” or “cashless” exercise or settlement of Company stock options, restricted stock or restricted stock units for the purpose of exercising or settling such stock options, restricted stock or restricted stock units, (2) the surrender to the Company of Common Stock in lieu of payment in cash of the exercise price of Company stock options, restricted stock or restricted stock units or (3) the satisfaction of the payment to the Company of the exercise price of Company stock options, restricted stock or restricted stock units; provided that any remaining Common Stock received upon such exercise or settlement shall be subject to the restrictions provided for under this agreement; provided further that any reporting pursuant to Section 16(a) of the Exchange Act filed in connection with this clause shall include an explanatory footnote stating the nature of such sale or transfer;

(iv)	transfers or dispositions of Lock-Up Securities:

(a)	by gift, or by will, intestate succession to the legal representative, heir, beneficiary or a member of the immediate family (for purposes of this letter, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin) of the undersigned or to a trust or limited family partnership whose beneficiaries consist exclusively of one or more of the undersigned and/or an immediate family member,

(b)	by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement,

(c)	as a distribution or transfer to general partners, limited partners, members, stockholders or affiliates of the undersigned or any corporation, partnership, limited liability company, investment fund or other entity which controls or manages or is controlled or managed by the undersigned or to entities under common control or management with the undersigned and/or immediate family member of the undersigned, or

(d)	to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (a) through (c) above;

provided, however, that in any case under clauses (a) through (d) above, it shall be a condition to such transfer that:

(1)	each transferee executes and delivers to the Underwriters an agreement substantially consistent with this letter or in form and substance satisfactory to the Underwriters stating that such transferee is receiving and holding such Lock-Up Securities subject to the provisions of this letter, and

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(2)	prior to the expiration of the Lock-up Period, no public disclosure or filing under Section 16(a) of the Exchange Act, by any party to the transfer (donor, donee, transferor or transferee) shall be required, or made voluntarily, reporting a reduction in beneficial ownership of Common Stock in connection with such transfer (other than on Form 5 if such Form 5 is filed after the expiration of the Lock-Up Period and other than with respect to transfers by will or intestate succession);

(v)	any contractual arrangement that provides for the repurchase of the undersigned’s securities by the Company in connection with the termination of the undersigned’s employment or other service relationship with the Company or the undersigned’s failure to meet certain conditions set out upon receipt of such securities;

(vi)	an order of a court or regulatory agency or to comply with any regulations related to our ownership of the Lock-Up Securities; provided that in the case of any transfer or distribution pursuant this clause, any filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Lock-Up Securities shall state that such transfer is pursuant to an order of a court or regulatory agency or to comply with any regulations related to the ownership of the Lock-Up Securities unless such a statement would be prohibited by any applicable law, regulation or order of a court or regulatory authority; or

(vii)	with the prior written consent of the Representative.

For purposes of this Lock-Up Agreement, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than the Underwriters pursuant to the Public Offering), of the voting power of the Company’s capital stock if, after such transfer, such person or group of affiliated persons would hold more than 50% of the outstanding voting power of the Company’s capital stock (or of the surviving entity).

Notwithstanding anything herein to the contrary, nothing herein shall prevent the undersigned from establishing a contract, instruction or plan (a “Plan”) in accordance with Rule 10b5-1 under the Exchange Act or from amending the same, so long as there are no direct or indirect offers, sales, pledges or distributions of securities of the Company under such plans during the Lock-Up Period, and no filing or other public announcement of the execution of such plan shall be required or voluntarily made by the undersigned or the Company during the Lock-Up Period.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this letter.

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The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this letter. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

This letter shall lapse and become null and void upon the earliest to occur of: (i) the Public Offering not having occurred on or before June 30, 2020, (ii) prior to the execution of the Underwriting Agreement by the parties thereto, either the Underwriters, on the one hand, or the Company, on the other hand, having notified the other(s) in writing that they do not intend to proceed with the Public Offering, (iii) the Underwriting Agreement (other than the provisions thereof which survive termination) having terminated or been terminated prior to payment for and delivery of the Lock-Up Securities to be sold thereunder, or (iv) the withdrawal of the registration statement related to the Public Offering.

This letter and any claim, controversy or dispute arising under or related to this letter shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

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Very truly yours,

Signature:

Print Name:

Annex B-2

SIGNATORIES TO LOCK-UP AGREEMENTS

Richard L. Cox

William P. Foley, II

Richard N. Massey

David Ducommun

Michael L. Gravelle

Annex C-1

FORM OF COMPANY COUNSEL OPINION/LETTER

[Attached]

Annex C-2

FORM OF COMPANY GENERAL COUNSEL OPINION

[Attached]